UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

Teletouch Communications, Inc.

(Exact name of registrant as specified in its charter)

______________

Delaware	001-13436	75-2556090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117

(Address of Principal Executive Office) (Zip Code)

(800) 232-3888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 5.03 in this Form 8-K is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

As previously disclosed in its Current Report on Form 8-K filed with the SEC on March 28, 2013 (the “March 28 8-K”), on March 22, 2013, Teletouch Communications, Inc., a Delaware corporation (the “Company”), received a written communication on behalf of Stratford Capital Partners, L.P. (“Stratford”) and Retail & Restaurant Growth Capital, L.P. (“RRGC”, together, ”Stratford/RRGC”), submitting written consents of certain shareholders of the Company (the “Consent of Shareholders”) relating to certain shareholder proposals (as set forth in the March 28 8-K and incorporated by reference herein). Such shareholder proposals included, among other things, appointment of Joseph L. Harberg, Raymond C. Hemmig, Scott M. Kleberg, David W. Knickel and Charles Daniel Yost (collectively, the “Board Appointees”), to serve as directors of the Company. Stratford/RRGC voted 17,610,000 and 11,740,000 shares of the Company’s common stock each entity beneficially owns on each of the shareholder proposals above, respectively, and Lazarus Investment Capital Partners LLLP (“Lazarus”) voted 5,285,397 shares of the Company’s common stock on the same proposals, which, in toto, represent approximately 70.3% of the Company’s outstanding common stock as of March 22, 2013; as of the same date, the Company had 49,272,733 shares of common stock outstanding (there appears to be a difference of approximately 19,092 shares between the number of shares voted by Lazarus and Lazarus’s beneficial ownership of the Company’s securities as reflected in its public filings with the SEC; in reporting the events subject hereof, the Company will rely on Lazarus’ representations as to the extent of its ownership of the Company’s outstanding securities as set in the Consent of Shareholders).

In the process of verifying common stock record ownership of each of the shareholders that executed the Consent of Shareholders and, specifically, of reconciling Lazarus’s share ownership set forth in its Consent of Shareholders with its public filings with the SEC and with the Company’s list of record holders, it came to the Company’s attention that the consent of Lazarus was not executed by the broker listed as the record holder of the shares of the Company’s outstanding common stock purported to be beneficially owned by Lazarus as of the time of the execution of its Consent of Shareholders (the “Lazarus Shares”), which called into question whether, as of March 22, 2013, the Board Appointees had been properly appointed to the Board under Delaware law.

On April 8, 2013, the foregoing deficiency was remedied by the delivery by Stratford/RRGC (as re-executed by Lazarus and executed by the record holder of the shares beneficially owned by Lazarus) of a shareholder consent representing the Lazarus Shares dated as of April 8, 2013.

On April 11, 2013, the Board, including the Board Appointees, convened a special meeting (the “April 11 Meeting”) to approve, authorize and ratify all of the actions that had been taken by them during the time period from March 22, 2013 to April 8, 2013. The actions approved, ratified and adopted at the April 11 Meeting included those described below in this Item 5.03.

Board Committee Appointments; Lead Independent Director Designation

The Board has appointed directors to Board committees and designated the chairman of each committee as follows:

(i)	Audit Committee membership:	Scott M. Kleberg (Chairman), Charles Daniel Yost.
(ii)	Compensation Committee membership:	Charles Daniel Yost (Chairman), David W. Knickel and Joseph L. Harberg.
(iii)	Nominating and Corporate Governance	Raymond C. Hemmig (Chairman), Scott M. Kleberg and
	Committee membership:	David W. Knickel.

Also, Raymond C. Hemmig was designated as the Lead Independent Director of the Board. The Board designated this new position to serve in a lead capacity to coordinate the activities of the other non-employee, independent directors and to perform such other duties and responsibilities as the Board may determine. The duties and responsibilities of the Lead Independent Director will be governed by a written charter to be adopted by the Board.

The Board also established a fully empowered Special Committee to investigate alleged violations of Section 16(b) of the Securities Exchange Act of 1934, as amended, in connection with certain transactions in August 2011 and following such date involving certain affiliated persons and entities. The committee is comprised of Scott M. Kleberg and Charles Daniel Yost. The Special Committee is delegated the unlimited authority, without further authorization from the Board, to consider any and all matters that it may consider relevant or related to the foregoing Section 16(b) related matters.

CFO Severance Related

In order to encourage Douglas E. Sloan’s (the Chief Financial Officer of the Company) retention and continued employment at the Company, the Board determined that in the event of a not for cause termination of his employment by the Company, he will be entitled to receive and the Company will be obligated to pay him a severance amount equal to one half (1/2) of his base salary in effect immediately prior to the date of such termination. The Board also instructed the Compensation Committee to consider and recommend terms for Mr. Sloan’s employment at the Company going forward.

Non-Renewal of Executive Employment Agreements

On December 31, 2008, the Board of Directors (the “Board”) of Teletouch Communications, Inc. (the “Company”) approved an executive employment agreement with an effective date of June 1, 2008, by and between the Company and Robert M. McMurrey (the “McMurrey Agreement”), as the Company’s Chairman and Chief Executive Officer. The McMurrey Agreement had an initial term commencing on June 1, 2008 and ending May 31, 2011, and by its terms automatically renewed for successive additional one year term(s), unless either the Company or Mr. McMurrey gave the other party an advance written notice not to renew the McMurrey Agreement. By its terms, on May 31, 2012, the McMurrey Agreement automatically renewed for an additional one year term ending May 31, 2013.

Also, on December 31, 2008, the Board of the Company approved an executive employment agreement with an effective date of June 1, 2008, by and between the Company and Thomas A. “Kip” Hyde, Jr. (the “Hyde Agreement”), as the Company’s President and Chief Operating Officer. The Hyde Agreement provided for an initial term commencing on June 1, 2008 and ending May 31, 2011, and automatically renewed for successive additional one year term(s), unless either the Company or Mr. Hyde gave the other party an advance written notice not to renew the Hyde Agreement. By its terms, on May 31, 2012, the Hyde Agreement automatically renewed for an additional one year term ending May 31, 2013.

On April 1, 2013, the Board Appointees gave written notices to each of Messrs. McMurrey and Hyde that the McMurrey Agreement and the Hyde Agreement would not be renewed and would therefore expire on May 31, 2013. Said notices were notices of non-renewal of such employment agreements, and did not terminate Messrs. McMurrey’s or Hyde’s respective employment with the Company. The notices stated, in respective parts, that the Board desires that Messrs. McMurrey and Hyde remain employed by the Company, with the future terms of such employment to be determined after the Company’s Compensation Committee recommends and the Board adopts policies for the employment of executives of the Company. Messrs. McMurrey and Hyde have notified the Company that they dispute the legal effect of the above-described notices, and they believe that their respective employment agreements have automatically renewed for an additional one year term ending May 31, 2014.

Bylaw Amendment

Effective as of April 11, 2013, the Board, by the affirmative vote of at least a majority of its members, voted to amend Article II, Section 2.5. Special Meetings of the Company’s Bylaws, as amended to date (the “Bylaws”) to read in its entirety as follows:

“Section 2.5. Special Meeting. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the chief executive officer, the secretary or any two directors then in office.

Notice of the time and place of special meetings shall be:

(i) delivered personally by hand, by courier or by telephone;

(ii) sent by United States first-class mail, postage prepaid;

(iii) sent by facsimile; or

(iv) sent by electronic mail,

directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the corporation's records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated either to the director or to a person at the office of the director who the person giving notice has reason to believe will promptly communicate such notice to the director. The notice need not specify the place of the meeting if the meeting is to be held at the corporation's principal executive office nor the purpose of the meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.”

The same provision, prior to the foregoing amendment, read, in its entirety, as follows:

“Section 2.5. Special Meeting. Special meetings of the board of directors shall be held whenever called by direction of the chairman or vice-chairman of the board, the president, an executive vice president or two-thirds of the directors then in office.

The secretary shall give notice of each special meeting, stating the date, hour and place thereof, by mailing, telecopying, telegraphing or hand delivering the same, at least forty-eight (48) hours before the meeting, to each director; but such notice may be waived by any director. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.”

Item 9.01	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Teletouch Communications, Inc.

By:	/s/ Douglas E. Sloan
Title: Chief Financial Officer

Date: April 12, 2013